UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

WILMINGTON TRUST CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, Delaware	19890
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 651-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On November 22, 2010, Wilmington Trust Corporation announced that its Board of Directors (the “Board”) has elected David R. Gibson to serve as Chief Operating Officer, in addition to his current offices of Executive Vice President and Chief Financial Officer, and determined that Robert V.A. Harra Jr., who previously served as the Corporation’s President and Chief Operating Officer, will continue to serve as the Corporation’s President. In his capacity as Chief Operating Officer, Mr. Gibson will oversee the Corporation’s Regional Banking business and its Client Services, Human Resources, and Information Technology Departments. Mr. Gibson, age 53, has served as an executive officer of the Corporation since 1992, and became an Executive Vice President and Chief Financial Officer of the Corporation in 2002.

The other information regarding Mr. Gibson required by this Item 5.02 is set forth in the definitive proxy statement the Corporation filed with the Securities and Exchange Commission on February 22, 2010 under the captions “Executive Officers Who Are Not Directors” and “Certain Relationships and Related Transactions,” which disclosures are hereby incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION

Date:	November 22, 2010	By:	/s/ Donald E. Foley

		Name:	Donald E. Foley
		Title:	Chief Executive Officer (Authorized officer)